UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 18, 2014

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
On June 18, 2014, the Board of Directors (the “Board”) of Humana Inc. (the “Company”), upon the recommendation of the Organization & Compensation Committee of the Board, approved the following revised schedule for director compensation:

Non-Employee Director Annual Retainer	$105,000(1)
Non-Employee Chairman of the Board Additional Annual Retainer	$185,000(2)
Lead Independent Director Additional Annual Retainer	$25,000
Committee Chairman fee per year: 1. Audit Committee Chair 2. Organization & Compensation Committee Chair 3. All other Committee Chairs	$25,000 $18,000 $12,000
Executive Committee Member fee per year	$12,000
Common Stock per year (1st Business Day of January)	$155,000(3) in common stock (variable # of shares)
Charitable Contributions Annual Match	up to $25,000
Group Life and Accidental Death Insurance— (except Chairman)	$150,000 of coverage
Group Life and Accidental Death Insurance— Non-Employee Chairman	$400,000 of coverage
Business Travel Accident Insurance	$250,000 of coverage
Restricted Stock Units Granted Initial Date of Election	Restricted Stock Unit grant equal to the dollar value of the then current annual stock grant for directors

(1)	Increased from $85,000, effective July 1, 2014.
(2)	Increased from $160,000, effective July 1, 2014.
(3)	Increased from $140,000, effective January 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Senior Vice President and Chief Accounting Officer

Dated:           June 23, 2014